Exhibit 10(w)
KAYE FOSTER – CHEEK
Executive Committee Member
Vice President, Human Resources
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08550
February 19, 2009
Mr. Alex Gorsky
Worldwide Chairman, Surgical Care Group
Executive Committee Member
Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Dear Alex:
The forgoing shall reconfirm the mutual understanding between you and Johnson & Johnson (the “Company”) regarding the terms of your severance arrangement, originally agreed to in your offer letter dated January 9, 2008.
If the Company terminates your employment, other than for cause, within two years from February 11, 2008, the date you rejoined the Company, you shall be offered, in return for your execution of a general release, a severance payment in an amount determined in accordance with the Johnson & Johnson Severance Pay Plan, which severance payment shall be, however, in a minimum amount equal to one year of base salary. In addition, the Company will make a payment to you, upon execution of a general release, equal to one year of base salary in the event that you resign upon the Company’s requirement that you relocate your employment outside the New Jersey-Eastern Pennsylvania area within two years of February 11, 2008 without your consent. Any payment pursuant to this letter agreement shall not be subject to mitigation or right of set-off, but shall be subject to appropriate taxes and withholdings.
Upon your acceptance of this letter agreement, the foregoing will replace and supercede all previous agreements, either written or oral, regarding the terms of your severance arrangement. Please signify your acceptance of the terms of this letter agreement by signing one copy of this letter agreement and returning it to me. If you have any questions concerning this letter agreement, please feel free to give me a call.

Sincerely, /s/ Kaye Foster-Cheek KAYE FOSTER-CHEEK Executive Committee Member Vice President, Human Resources

cc:	M. Ullmann
L. Uthgenannt
D. Ng
Alex Gorsky
February 19, 2009

Agreed & Accepted:

/s/ Alex Gorsky	February 19, 2009

Signature	Date